UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On February 29, 2012, Industrial Services of America, Inc. (the "Company") amended Article III of its Articles of Incorporation to change the par value of its common stock to $0.0033 per share.  The Company made the change to bring the par value in line with the economic effect of the 3 for 2 stock split the Company effected as of May 17, 2010.  The par value of the Company's common stock was previously $0.005 per share.  No other changes were made to the Company's Articles of Incorporation.  The description of the amendments to the Company's Articles of Incorporation is qualified in its entirety by reference to the full text of the Articles of Amendment to the Articles of Incorporation of the Company, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)      Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.     Description

3.1                   Articles of Amendment to the Articles of Incorporation of Industrial Services of America, Inc., dated February 29, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: March 5, 2012	By:	/s/ Robert Coleman
Robert Coleman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description

3.1                   Articles of Amendment to the Articles of Incorporation of Industrial Services of America, Inc., dated February 29, 2012